[NORTHEAST PENNSYLVANIA FINANCIAL CORP. LETTERHEAD]


NEWS  RELEASE

FOR IMMEDIATE RELEASE

DATE:           August 5, 2003
CONTACT:        E. Lee Beard
                President/CEO
PHONE:          (570) 459-3706
FAX:            (570) 459-3734

NORTHEAST PENNSYLVANIA FINANCIAL CORP. ANNOUNCES CASH DIVIDEND.

Hazleton, Pa....... Northeast Pennsylvania Financial Corp. (the "Company")
(Nasdaq; NEPF), the holding company for First Federal, today announced a cash dividend for the three months ended June 30, 2003, of $.12 per share, payable to shareholders of record as of the close of business on August 8, 2003. E. Lee Beard, President stated, "We are pleased to be able to continue to pay our shareholders a dividend that represents an important part of the return on their investment." Payment of the cash dividend will be made on or about August 25, 2003.

Northeast Pennsylvania Financial Corp. is the holding company of First Federal, Abstractors Inc., Northeast Pennsylvania Trust Co., Higgins and FIDACO, Inc. The Company through its subsidiaries serves Northeastern and Central Pennsylvania through its nineteen full service community office locations, three financial centers and a loan production office.

Statements contained in this news release, which are not historical facts, are forward looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.